NORTH TEXAS COMMERCIAL ASSOCIATON OF REALTORS

                 COMMERICAL CONTRACT OF SALE

IN CONSIDERATION of the mutual terms, provisions, covenants and agreements contained in this Contract (the "Contract"), the parties hereto agree as follows. [Check all boxes applicable to this Contract. Boxes not checked do not apply to this Contract.]

1. PARTIES. AEI Real Estate Fund 85-A Limited Partnership (the "Seller") shall sell and convey to Randall K. Gonzalez As Trustee for a to be formed Texas L.P. (the "Purchaser") and Purchaser shall buy and pay for the Property (defined below).

2. PROPERTY Being a approximately 3,906 sq. ft. located on 39,255 sq. ft. of land. With an address of 3459 Alta Mesa Blvd. in the City of Ft. Worth, Tarrant County, Texas, further as described in Exhibit A, SURVEY/LEGAL DESCRIPTION, and /or shown on Exhibit B. SITE PLAN, together with, all and singular, all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjncent streets, alleys and rights-of-way. Such real estate, improvements, rights and appurtenances are collectively referred to herein as the "Property."

[X]   The  Property also includes fixtures and  articles  of
personal property listed and described in Addendum A, PERSONAL PROPERTY.

3. PURCHASE PRICE The purchase price for the Property is $950,000.00 (the "Purchase Price"), payable as follows:

[ ] A. The Purchase Price shall be adjusted up or down based upon the [strike one] Net/gross land area of the Property determined by the Survey. The applicable land area
shall  be multiplied by $           per square foot and  the
product thereof shall become the Purchase Price at closing.

[X]  B. Cash payable at Closing: $950,000.00

[  ]   C. The balance of the Purchase Price shall be payable
according to the provisions in Addendum B. FINANCING.

4.   EARNEST MONEY

 A.    Earnest Money Deposit, Within two business days after
    the Effective Date of this Contract, Purchaser shall deposit earnest money in the form a of a certified or cashier's check in the amount of $10,000.00 (the "Earnest Money") payable to Republic Title of Texas, Inc. (the "Title Company"), in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Earnest Money, Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of $100.00 shall be non-refundable and shall be distributed to Seller at Closing or other termination of this Contract as full
    payment   and  independent  consideration  for  Seller's
    performance under this Contract. If this Contract is property terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, or any attached Addenda, the Earnest Money, less the non-refundable portion, shall be promptly refunded to Purchaser, and the parties shall have no further rights or obligations under this Contract) except for those which my expressly survive the termination). The Earnest Money [X]
    shall   [  ]  shall not be placed in an interest-bearing
    account  by  the Title Company, and any interest  earned
    thereon  shall become a part of the Earnest  Money.   At
    Closing the Earnest Money shall be applied to the Purchase
    Price.

 B. Escrow. The Earnest Money is deposited with the Title Company with the understanding that the Title Company (1) is not responsible for the performance or non-performance of any party to this Contract, and (2) is not liable for interest on the funds held unless required in Paragraph 4A. The title Company shall deposit the Earnest Money in one or more fully insured accounts in one or more Federally insured banking or savings institutions. If both parties make demand for the payment of the Earnest Money, the Title Company has the right to require from all parties and Broker(s) a written release of liability of the Title Company which authorizes the disbursement of the Earnest Money. If only one party makes demand for payment of the refundable portion of the Earnest Money, the Title Company shall give notice to the other party of the demand. The Title Company is authorized and directed to honor the demand unless the other party delivers a written objection to the Title Company within ten (10) days after the Title Company's notice to that party.

5.  SURVEY AND TITLE DOCUMENTS

  A. Survey. Seller agrees to deliver copies of any survey of the property in its possession. At closing, the metes and bounds description of the Property reflected in the Survey shall be used in the warranty deed and any other documents requiring a legal description of the Property.

  B. Title Commitment. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser (1) a title commitment (the "Title Commitment") covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions as defined below, and (2) the following documents (collectively, the "Title Documents") (a) true and legible copies of all recorded instruments affection the Property and recited as exceptions in the Title Commitment,
     (b) a current tax certificate, and (c) written notices as required in paragraph 5.C.

  C. Special Assessment Districts. If the property is situated within a utility district or flood control district subject to the provisions of Section 50.301, Texas Water Code, then Seller shall give to Purchaser as part of the Title Documents the required written notice and Purchase agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owner's association, Seller shall notify Purchaser of the current annual budget of the property owner's association, and the current authorized fees, dues and/or assessments relating to the Porperty.

  D.    Abstract.   At  the  time of the execution  of  this
     Contract, Purchaser acknowledges that the Broker(s) (defined below) have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.

6.  REVIEW OF TITLE DOCUMENTS.

    A. Review Period. Purchaser shall have Sixty (60) days (the "Review Period") after Purchaser's receipt of the last of (i) the Survey, (ii) the Title Commitment, (iii) the Title Documents, and (iv) all other documents required to be furnished by Seller as identified on Addendum A, PERSONAL PROPERTY, and/or on Addendum C, INSPECTION, to review them. If Purchaser has any objections to the Survey, Title Commitment or Title Documents, Purchaser may deliver the objections to Seller in writing within the Review Period. Any item to which Purchaser does not object shall be deemed a "Permitted Exception." Items that the Title Corn p any identifies as to be released at closing will be deemed objections by Purchaser. Purchaser's failure to object within the time provided shall be a waiver of the right to object. If there are objections by Purchaser, or a third party lender, Seller shall make a good faith attempt to satisfy the objections within ten (10) days after receipt of Purchaser's objections (the "Cure Period"), but Seller is not required to incur any cost to do so. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

    .B. Cure Period. If Seller cannot satisfy the objections within the Cure Period, Seller shall deliver a written notice to Purchaser, prior to expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before Closing. If Seller does not timely deliver the written notice, or does not commit in the written notice to fully cure all of the objections at or before Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (i) the date which is seven (7) days after the expiration of the Cure Period; or (ii) the scheduled Closing Date. If Purchaser properly and timely terminates this Contract, the refundable portion of the Earnest Money shall be immediately returned to Purchaser and thereafter neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contact). If
Purchaser does not properly and timely terminate this Contract, then Purchaser shall be deemed to have waived any uncured objections and must accept such title as Seller is able to convey as of Closing.

7.  SELLER'S WARRANTIES AND REPRESENTATIONS.

    A.  Statements.   Seller  represents  and  warrants   to
        Purchaser to the best of Seller's knowledge as follows:

        (1) Title. At the Closing, Seller will have the right to, and will, convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, unrecorded easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Paragraph 12 below will be deemed to satisfy the obligation of Seller as to the sufficiency of title required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed.

        (2) Leases. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers except tenants under written leases delivered to Purchaser pursuant to this Contract.

        (3) Negative Covenants. Seller shall not further encumber the Property or allow an encumbrance upon the title to the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the written consent of Purchaser.

        (4) Liens and Debts. There are no mechanic's liens, Uniform Commercial Code liens or unrecorded liens against the Property, and Seller shall not allow any such liens to attach to the Property prior to Closing, which will not be satisfied out of the Closing proceeds. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid prior to Closing. Except for obligations for which provisions are made in this Contract for prorating at Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of Closing.

         (5)Litigation. There is no pending or threatened litigation, condemnation, or assessment affecting the Property. Seller shall promptly advise Purchaser of any litigation, condemnation or assessment affecting the Property which is instituted after the Effective Date.

         (6)Material Defects. Seller has disclosed to Purchaser any and all known conditions of a material nature with respect to the Property which may affect the health or safety of any tenant or occupant of the Property. Except as disclosed in writing by Seller to Purchaser, the Property has no known latent structural defects or construction defects of a material nature, and none of the improvements have been constructed with materials known to be a potential health hazard to occupants of the Property. Purchaser acknowledges that the Brokers have not made any warranty or representation with respect to the condition of the Property or otherwise, and Purchaser is relying solely upon Purchaser's own investigations and the representations of Scller, if any. Seller and Purchaser agree to hold the Brokers harmless from any and all damages, claims, costs and expenses of every kind and character resulting from or related to the furnishing to the Brokers ~r Purchaser of any false, incorrect or inaccurate information with respect to the Property, or Seller's concealing any material information with respect to the condition of the Property.

         (7)Hazardous Materials. Except as otherwise disclosed in writing by Seller to Purchaser to the best of Sellers knowledge Seller warrants and represents that the Property (including the improvements located thereon) does not contain any Hazardous Materials (defined below). Purchaser acknowledges that current and future federal, state, and local laws and regulations may require any Hazardous Materials to be removed at the expense of those persons who may have had or continue to have any interest in the Property. The expense of such removal may be substantial. Purchaser further acknowledges that the Brokers have no expertise with respect to Hazardous Materials, although the Brokers will disclose any actual knowledge the Brokers may have regarding the presence of Hazardous Materials on the Property. Purchaser agrees to look solely to experts and professionals selected or approved by Purchaser to advise Purchaser with respect to the condition of the Property and will not hold the Brokers responsible for any Hazardous Materials condition relating to the Property. Seller and Purchaser agree to indemnify, defend and hold the Brokers harmless from and against any liability, claim, debt, damage, cost, or expense, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of Hazardous Materials affecting the Property. For purposes of this Contract, the term "Hazardous Materials" means any pollutants, toxic substances, oils, hazardous wastes, hazardous materials or hazardous substances as defined in or pursuant to the
Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, rule, or bylaw, whether existing as of the Effective Date, or subsequently enacted.

         (8)Operation of the Property. After the Effective Date until the Closing Date, Seller shall (a) operate the Property in the same manner as the Property has been operated, and (b) maintain the Property in the same condition and in the same manner as existed on the Effective Date, except for ordinary wear and tear and any casualty loss.

     B.Remedies. If Purchaser discovers prior to Closing that any of Seller's warranties or representations has been misrepresented or is inaccurate, Purchaser may notify Seller promptly in writing, and Seller may attempt to correct or remedy the misrepresentation or inaccuracy. If the misrepresentation or inaccuracy is not remedied prior to Closing, upon written notice to Seller, Purchaser may:
 (i) proceed to Closing without waiving any claim for breach of warranty or misrepresentation; or (ii) delay Closing, if Seller agrees to the delay, until ten (10) days after the misrepresentation or inaccuracy is remedied; or (iii) exercise Purchaser's remedies for default by Seller under this Contract.

 8. NONCONFORMANCE. Purchaser has or will independently investigate and verify to Purchaser's satisfaction the extent of any limitations or permitted uses of the Property. Purchaser acknowledges that the current use of the Property or the improvements located on the Property (or both) may not conform to applicable Federal, State or municipal laws, ordinances, codes or regulations. Zoning, permitted uses, height limitations, setback requirements, minimum parking requirements, limitations on coverage of improvements to total area of land, requirements of the Americans with Disabilities Act, wetlands restrictions and other matters may have a significant economic impact upon the intended use of the Property by Purchaser. However, if Seller is aware of zoning changes and/or nonconformance with any Federal, State or local laws, ordinances, codes or regulations, Seller shall disclose same to Purchaser.

9.    INSPECTION. [Check one]

[X]  A. Inspection Desired. Purchaser desires to inspect the

Property and Seller grants to Purchaser the right to inspect the Property as described in Addendum C, INSPECTION.



[ ] B. Inspection Not Necessary. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements thereon, and is thoroughly familiar with their condition, and Purchaser hereby accepts the Property in its present condition, with such changes as may hereafter be caused by normal wear and tear prior to Closing) but without waiving Purchaser's rights by virtue of Seller's representations and warranties expressed in this Contract.

  10.CASUALTY LOSS. All risk of loss to the Property shall remain upon Seller prior to the Closing. If, prior to the Closing, the Property is damaged or destroyed by fire or other casualty, to a Material Extent (defined below), Purchaser may either terminate this Contract by delivering a written termination notice to Seller within ten days after the damage occurs, or elect to close. If, prior to the Closing, the Property is damaged by fire or other casualty to less than a Material Extent, the parties shall proceed to Closing as provided herein. If the transaction is to proceed to Closing, despite any damage or destruction, there shall be no reduction in the Purchase Price and Seller shall, at Seller's option:
  (i) fully repair the damage prior to Closing, at Seller's expense; or (ii) reimburse Purchaser for the entire cost of repairing the Property by allowing Purchaser to deduct the cost from the cash payable to Seller at the Closing; or (iii) assign to Purchaser all of Seller's right and interest in any insurance proceeds resulting from the damage or destruction, plus an amount equal to any insurance deductible. The term "Material Extent" means damage or destruction if the cost of repairing and fully restoring the Property to its previous condition exceeds ten percent (10%) of the Purchase Price. if the extent of damage or the amount of insurance proceeds to be made available is not able to be determined prior to the Closing Date, or the repairs are not able to be completed prior to the Closing Date, either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

   11.ASSIGNMENT. [Check only one],

   [ ]A. Assignment Prohibited. Purchaser may not assign this Contract without Seller's prior written consent.

         [x] Assignment Permitted. Purchaser may assign this Contract provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract, in which event Purchaser shall be relieved of any further liability hereunder.

  [ ]C. Limited Assignment. Purchaser may assign this Contract only to a related party, defined as (i) an entity in which Purchaser is an owner, partner or corporate officer, or (ii) a member of the immediate family of the Purchaser. Purchaser shall remain liable under this Contract after any assignment to a related party.

  12.CLOSING.

      A. Closing Date. The closing of the transaction described in this Contract (the "Closing") shall be held at 10:00 a.m. on the later of [check one]: [ ] days after the Effective Date; [x] 15 days after the expiration of the Review Period or Inspection Period
  (whichever  is  later);  or  [  ]  on                 (the
  "Closing Date") at the offices of the Title Company at its address stated below. However, if any objections which were properly and timely made by Purchaser pursuant to this Contract have not been cured on the scheduled Closing Date, then either party may postpone the date of the Closing by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

      B. Seller's Closing Documents. At the closing Seller shall deliver to Purchaser at Seller's expense:
           (1) A duly executed [check one] [x]General Warranty Deed [X] Special Warranty Deed (with Vendor's Lien retained if not a cash purchase) conveying the Property in Tee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;

           (2)The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, datedd as of the date of closing, and (at an additional premium cost) [check if applicable] [ ] with the survey exception deleted except as to "shortages in area;"
           (3) A Bill of Sale conveying the personal property identified in Addendum A, PERSONAL PROPERTY, free and clear of liens, security interests and encumbrances, subject only to the Permitted Exceptions (to the extent applicable);
           (4)     Possession  of the Property,  subject  to
  valid  existing  leases and  other  applicable   Permitted
  Exceptions;
            (5) A duly executed assignment of all leases; containing reciprocal indeminity from purchaser as to post closing lessor obligations and from seller as to pre closing lessor obligations
           (6)   A current rent roll certified by Seller  to
  be complete and accurate
           (7) Evidence of Seller's authority and capacity to close this transaction;
           (8) All other documents reasonably required by the Title Company to close this transaction

      C. Purchaser's Closing Documents. At the Closing, Purchaser shall deliver to Seller at Purchaser's expense:
           (1) The cash portion of the Purchase Price, with the Earnest Money being applied thereto;
           (2)    The Note and the Deed of Trust, if any;
           (3) An Assumption Agreement in recordable form agreeing to pay all commissions payable under any lease of the Property;
           (4) Evidence of Purchaser's authority and capacity to close this transaction;
           (5) All other documents reasonably required by the Title Company to close this transaction.

       D. Closing Costs. Each party shall pay its share of the closing costs which are customarily paid by a Seller or Purchaser in a transaction of this character in the county where the Property is located, or as otherwise agreed.

       E. Prorations. Rents, lease commissions, interest, insurance premiums, maintenance expenses, operating expenses, and ad valorem taxes for the year of Closing shall be prorated at the Closing effective as of the date of Closing. Any security deposits held by Seller shall be delivered to Purchaser at the Closing. If the Closing occurs before the tax rate is fixed for the year of Closing, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference between estimated taxes for the year of Closing the actual taxes paid by Purchaser shall be adjusted equitably between the parties upon proof of payment of the taxes by Purchaser. This provision shall survive the Closing.

       F. Loan Assumption. If Purchaser assumes an existing mortgage loan at Closing, Purchaser shall pay (1) to the lender, any assumption fee charged by the lender; and (2) to Seller, a sum equal to the amount of any reserve accounts held by the lender for the payment of taxes and/or insurance. Purchaser shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption. If consent to the assumption is required by the lender, Seller shall obtain the lender's consent in writing and deliver the consent to Purchaser at Closing. If Seller does not obtain the lender's written consent (if required) and deliver it to Purchaser at or before Closing, Purchaser may terminate this Contract by delivering a written termination notice to Seller whereupon the refundable portion of the Earnest Money will be promptly refunded to Purchaser and the parties shall have no further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

       G.  Rollback  Taxes.  If  a  change  in  use  of  the
   Property or denial of a special use valuation on the Property claimed by Seller results in the assessment after Closing of additional taxes for periods of Seller's ownership, the additional taxes plus any penalties  and  interest  shall  be  paid  by  Seller  to
   Purchaser immediately upon receipt by Seller of a statement for the taxes. This obligation shall survive the Closing.

      H. Foreign Person Notification. If Seller is a Foreign Person, as defined by the U.S. Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to Section 1445 of the Internal Revenue code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. The required affidavit(s) from Seller(s) shall include (1) a statement that Seller is not a foreign person, (2) the U. S. taxpayer identification number(s) of Seller(s), and (3) other information required by Section 1445 of the Internal Revenue Code.

13.  DEFAULT.

 C. Purchaser's Remedies. If Seller fails to close this Contract for any reason except Purchaser's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Seller shall be in default and Purchaser may elect one of the following, as Purchaser's sole remedy [ Check all that may appl1y]:
      (1)  Enforce specific performance of this Contract;
      (2)   Bring suit for damages against Seller;
   [ ](3)  Enforce  specific  performance  of  this
          Contract  and/or  bring suit for  damages  against
          Seller; or
[X]      (4) Terminate and release Seller from this Contract
and  receive  the  refundable portion of the  Earnest  Money
immediately.   Seller's  failure  to   satisfy   Purchaser's
objections under Paragraph 6 above shall not constitute a default by Seller.

     B. Seller's Remedies. If Purchaser fails to close this Contract for any reason except Seller's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Purchaser shall be in default and Seller may elect one of the following, as Seller's sole remedy [Check all that may apply]
[ ]      (1) Enforce specific performance Qf this Contract;
[ ]      (2) Bring suit for damages against Purchaser;
[  ]       (3) Enforce specific performance of this Contract
and/or bring suit for damages against Purchaser; or
 [X] (4) Have the Earnest Money paid to Seller as liquidated damages for the Purchaser's breach of this Contract, thereby releasing
 Purchaser from this Contract.

 14.AGENCY DISCLOSURE.

     A. Agency Relationships. The term "Broker's' refers to the Principal Broker and/or the Cooperating Broker, if applicable, as set forth on the signature page. Each
 Broker has fiduciary duties only to the party(s) the Broker represents as identified below. If either Broker is representing both Seller and Purchaser, then such representation is a dual agency and the dual agency disclosure and consent provisions apply as set forth below. [Each Broker check only one]

         (I)The  Principal  Broker is agent  for:  [  ]  the
             Seller only; or [ ] the Purchaser only; or [ ] both Purchaser and Seller.

         (2)The  Cooperating Broker is agent for:  [  ]  the
Seller  only;  or  [  ] the Purchaser  only;  or  [  ]  both
Purchaser and Seller.

     B. Other Brokers. Each party to this Contract represents and warrants to the other party that such party has had no dealings with any person, firm, against or finder in connection with the negotiation of this Contract and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in this Contract, and no real estate broker, agent, attorney, person, firm or entity, other than the Broker(s) is entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts. of such party. Each party hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any costs, expenses or liability for compensation, commission, fee, or charges which may be claimed by any agent, finder or other similar party, other than the named Broker(s), by reason of any dealings or acts of the indemnifying party.

     C. Fee Sharing. Each party acknowledges that the Principal Broker may pay a portion of the Fee (defined below) to the Cooperating Broker. Payment of a portion of the Fe~ by the Principal Broker to the Cooperating Broker shall not alter the fiduciary relationships between the parties and the Brokers. Seller is liable for payment of the Fee to the Principal Broker only. The Cooperating Broker shall have no claims directly against Seller.

     D. Dual Agency. If either of the Brokers has indicated in Section 14.A above that Broker is representing both Purchaser and Seller, then Purchaser and Seller hereby consent to the dual agency, authorize the respective Broker(s) to represent more than one party to this transaction, and acknowledge that the source of any expected compensation to the Broker(s) will be the Seller, and the Broker(s) may also be paid a fee by Purchaser. If the Broker(s) are acting In a dual agency capacity, Broker(s) shall:
         (1)Not disclose to Purchaser that Seller will accept at price less than the asking price unless otherwise Instructed in a separate writing by Seller;
         (2)Not disclose to Seller that Purchaser will pay a price greater than the price submitted in a written offer to the Seller unless otherwise instructed in a separate writing by the Purchaser;
         (3)Not disclose any confidential Information, or any information a party specifically instructs the Broker(s) in writing not to (disclose, unless otherwise instructed in a separate writing by the respective party or required to disclose such information by law;
         (4)Treat all parties to the transaction honestly and (impartially so as not to favor one party or work to the disadvantage of any party

 15 PROFESSIONAL SERVICE FEE

     A.   Payment of fee.  Seller agrees to pay the Principal
        Broker a professional service fee in cash (the "Fee") for procuring the Purchaser and for assisting in the negotiation of this Contract as Follows: Four (4%) Percent of the Purchase Price and paid only upon closing.

      B. Consent Required. Purchaser) Seller and Title Company agree that the Broker(s) is/are a third party beneficiary(s) of this Contract insofar as the Fee s concerned, and that no change may be made by Purchaser, Seller or the Title Company with respect to the time of payment, amount of payment, or the conditions for payment of the Fee without the written consent of the Broker(s).

  16. MISCELLANEOUS PROVISIONS.

      A. Effective Date. The term "Effective Date" means the latter of the two dates on which this Contract is signed by Seller and Purchaser, as indicated by their signatures below. If the last party to execute this Contract fails to complete the date of execution below that part)"s signature, the Effective Date shall be the date this fully executed Contract is delivered to the Title Company.

     B. Notices. All notices and other communications required or permitted under this Contract must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (a) actual receipt, if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax"); or
        (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified below, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient at the address set forth below. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above. Copies Of all written notices should also be delivered to the Principal Broker and to the Title Company, but failure to notify the Principal Broker or the Title Company will not cause an otherwise properly delivered notice to be ineffective.

     C. Mutual Termination. If this Contract is terminated by agreement of both parties at any time prior to closing, the obligations of each party under this Contract shall terminate, except that (1) Seller shall pay the cost of the Survey (if Survey costs are incurred), (2) Purchaser shall pay the costs to repair any damage to the Property caused by Purchaser or its agents, (3) Purchaser shall deliver to Seller any reports or documents in Purchaser's possession concerning the Property, and each party shall perform any other obligations which expressly survive the termination of this Contract. The obligations of this paragraph shall survive the termination of this contract.

         D. Forms. In case of a dispute as to the form of any document required under this Contract, the most recent form prepared by the State Bar of Texas, modified as necessary to conform to the requirements of this Contract, shall be deemed reasonable.

         E. Attorney's Fees. The prevailing party in any legal proceeding brought in relation to this Contract or transaction shall be entitled to recover from the non-prevailing parties court costs, reasonable attorneys' fees and all other reasonable litigation expenses.

         F. Integration. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral or signed agreements, understandings, representations or warranties made by the parties which are not expressly set forth herein.

         Survival Any warranty, representation, covenant, condition or obligation contained in this Contract not otherwise consummated at the Closing will survive the Closing of this transaction.

         H.  Binding  Effect. This Contract shall  inure  to
     the  benefit of and be binding upon the parties to this
     Contract    and    their   respective   heirs,    legal
     representatives, successors and assigns.

         I.  Time  for  Performance. Time is of the  essence
     under   each   provision  of  this   Contract.   Strict
     compliance with the times for performance is required.

         J. Right of Entry. Upon reasonable advance notice and during normal business hours, Purchaser, Purchaser's representatives and the Brokers have the right to enter upon the property prior to Closing for purposes of viewing, inspecting and conducting studies of the Property, so long as they do not unreasonably interfere with the use of the Property by Seller or any tenants, or cause undue damage to the Property.

         K. Business Day. If any date of performance under this Contract falls on a Saturday, Sunday or Texas legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or Texas legal holiday.

         L. Governing Law. This Contract shall be construed under and governed by the laws of the State of Texas, and unless otherwise provided herein, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

         M. Severability. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the invalid, illegal or unenforceable provision shall not affect any other provisions, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

         N. Disclaimer. Purchaser understands that a real estate broker is qualified to advise on matters concerning real estate and is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, or the Americans with Disabilities Act. However, the Broker(s) will disclose to Purchaser any material factual knowledge which Broker may possess about the condition of the
     Property. Purchaser acknowledges that Purchaser has been advised by the Broker(s) to seek expert assistance on such matters. The Broker(s) do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of the Property or its construction, or that relate to its acquisition. If the Broker(s) provide names of consultants or sources for advice or assistance, the Broker(s) do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired. The Broker(s) do not warrant that the Seller will disclose any or all property defects or other matters pertaining to the Property or its condition. Both Seller and Purchaser agree to indemnify, defend, and hold the Brokers participating in this transaction harmless from and against any and all liabilities, claims, debts, damages, costs, and expenses, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of or in any way connected to representations about the Property or matters analyzed by experts. In addition, to the extent permitted by applicable law, Broker(s)' liability for errors and omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Broker(s) pursuant to this Contract.

         0. Counterparts, This Contract may be executed in a number of identical counterparts. Each counterpart is deemed an original and all counterparts shall, collectively, constitute one agreement.

         P. Gender; Number. Unless the context requires otherwise, all pronouns used in this Contract shall be construed to include the other genders, whether used in the masculine, feminine or neuter gender. Words in the singular number shall be construed to include the plural, and words in the plural shall be construed to include the singular.

         Q. Mediation. It' any dispute arises relating to this Contract (the "Dispute"), including but not limited to payment of the Fee, then any party may give written notice to the other party(s) requiring all involved parties to attempt to resolve the Dispute by mediation. Except in those circumstances when a party reasonably believes that an applicable statute of limitations period is about to expire, or a party requires injunctive or equitable relief, the parties are obligated to use this mediation procedure prior to initiating arbitration or any other action. Within seven (7) days after receiving the mediation notice, each party must deliver a written designation to all other parties stating the names of one or more individuals with authority to resolve the Dispute on such party's behalf. Within in (10) days after the date of designation, the parties shall make a good faith effort to select a qualified mediator to mediate the Dispute. If the parties arc unable to timely agree upon a mutually acceptable mediator, the parties shall request any State or Federal district judge to appoint a mediator. In consultation with the mediator, the parties shall promptly designate a mutually convenient time and place for the mediation which is no later than thirty (30) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel. The mediation shall be governed by the provisions of Chapter 154 of the Texas Remedies and Practice Code, and such other rules as the mediator may prescribe. The fees and expenses of the mediator shall be shared equally by all parties.

          R. Arbitration. If the parties arc unable to resolve any Dispute by mediation, then the parties agree to submit the Dispute to binding arbitration before a single arbitrator. The Dispute shall be decided by arbitration in accordance with the applicable arbitration statute and the then existing rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other parties. Within ten (10) days after the receipt by all parties of the written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If' the parties are unable to agree upon an arbitrator who is acceptable to all parties, then upon application of any party a court of competent jurisdiction shall appoint an arbitrator. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

         S.   Consult  an  Attorney.  This  document  is  an
     enforceable, legally binding agreement. Read it carefully. The Broker(s) involved in the negotiation of the transaction described in this Contract cannot give you legal advice. By law, the Broker(s) arc limited to discussing factual and business details of the transaction. The parties to this Contract acknowledge that they have been advised by the Broker(s) to have this Contract reviewed by legal counsel before signing this Contract to discuss the legal effects of its terms and provisions.


     17 ADDITIONAL PROVISIONS.

     A. Extension of Review Period: Purchaser shall have the right to extend this review period for an additional Thirty
       (30) days by giving Seller written notice of extension at Seller's address, and deposition with the Title Company at the time of the notice, an additional deposit in the amount of Five Thousand Dollars ($5,000). Said notice shall be post marked on or before 11:59 p.m. on the 60 th day following the Effective Date. All of the deposits made hereunder shall be deducted from the Purchase Price.
B. Purchaser is licensed Real Estate Broker in the State of Texas.

 18.   EXHIBITS  AND  ADDENDA   All  exhibits  and   Addenda
attached  to  this  Contract  are  incorporated  herein   by
reference and are made a part of this Contract for all purposes. [check all that apply]

 [x]Exhibit A  Survey and/or Legal Description
                                      [ ]  Addendum A Personal Property
 [ ]Exhibit B  Site Plan              [ ]  Addendum B Financing
 [ ]Exhibit C                         [x]  Addendum C Inspection
                                      [x]  Addendum D Disclosure Notice
                                      [ ]  Addendum E

 19. CONTRACT AS OFFER The execution of this Contract by the first party to do so constitutes an offer to purchase or sell the Property. Unless within five days from the date of execution of this Contract by the first party, this Contract is accepted by the other party by signing the offer and delivering a fully executed copy to the first party, the offer of this Contract shall be deemed automatically withdrawn and terminated, and the earners Money, if any, shall be promptly returned to Purchaser.

 EXECUTED on the dates stated below, to be effective on the Effective Date

 SELLER                             PURCHASER

 AEI  Real  Estate  Fund 85A Limited              Randall  K Gonzalez
 Partnership                                  /s/ Randall  K Gonzalez
 By  Net  Lease  Management 85A, Inc. its         Randall  K Gonzalez
 Managing General Partner

 Name /s/ Mark E Larson
 Title Chief Financial Officer                    Trustee
 Address  1300  Minnesota World Trade Center     4455 Alpha Road, Building #2
 30   Seventh  Street  East                      Dallas,  Texas 75244
 St. Paul, MN  55101
 Telephone  651-227-7333   Fax 651-227-7705      972-233-888  fax 972-233-1615
 Tax Id No
 Date of Execution

 Principal Broker                        COOPERATIN BROKER

 James L Nelms
 By /s/ James L Nelms
 Name James L Nelms
 Title Broker
 Address 5604 Wedgmont Circle
         Ft. Worth Texas 76133
 Telephone 817-370-6370   fax 817-294-0573


 TITLE COMPANY ACCEPTANCE, The Title Company acknowledges receipt of the Earnest Money on July 12, 2002 and accepts the Earnest Money subject to the terms and conditions set forth in this Contract.

 TITLE COMPANY

 Republic Title of Texas Inc.
 By /s/ Leske B Wheeler
 Name Leske B Wheeler
 Title Sr VP
 Address 2626 Howell Street, 10th floor
 Dallas Texas 75204
 Telephone 214-855-8880  Fax 214-855-8848